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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 16, 2001 included in this Annual Report on Form 10-K of Corrections Corporation of America (formerly Prison Realty Trust, Inc.), into Corrections Corporation of America's previously filed Registration Statement File Numbers 333-65017, 333-70419, 333-70625, 333-77997, 333-78023, 333-80413
and 333-41778. It should be noted that we have not audited any financial statements of Corrections Corporation of America subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.


                                         ARTHUR ANDERSEN LLP


Nashville, Tennessee
April 16, 2001